Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

Attention: Maria F. McKeon

Re: FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT AND EXHIBIT A BETWEEN HARTFORD LIFE INSURANCE COMPANY, FRANKLIN/TEMPLETON DISTRIBUTORS, INC. AND FRANKLIN STRATEGIC SERIES

     WHEREAS, HARTFORD LIFE INSURANCE COMPANY, (hereinafter the "Company"), FRANKLIN/TEMPLETON DISTRIBUTORS, INC., (hereinafter the "Underwriter"), and FRANKLIN STRATEGIC SERIES, (hereinafter the "Fund") heretofore entered into a Fund Participation Agreement dated October 1, 1998, as amended (the "Agreement") on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, (each such separate account hereinafter referred to as a "Separate Account"); and

     WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

     WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "Contracts") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in Schedule A on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

     NOW THEREFORE, in consideration of their mutual promises, the Company, Underwriter and Fund hereby amend the Agreement by:

          - Amending and restating Schedule A of the Agreement to include Separate Accounts from 401, 403 and 457 markets. Any of the Separate Accounts described on the Schedule A, as amended, may invest in any of the Portfolios listed on the Schedule A ; and

          - The provisions contained in this Agreement shall be subject to the provisions of Schedule B of the Master Shareholder Services Agreement, as amended, which contains National Securities Clearing Corporation ("NSCC") provisions and shall be controlling in the event of any conflict between the two sets of provisions.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of 20th day of September, 2000.

                                       FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                                       By: /s/ Rupert H. Johnson, Jr.
                                           ------------------------------------
                                           Rupert H. Johnson, Jr., Exec. Vice
                                           President and Director


                                       FRANKLIN STRATEGIC SERIES


                                       By: /s/ David P. Goss
                                           ------------------------------------
                                           David P. Goss, Vice President &
                                           Assistant Secretary

Accepted and agreed to:

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ Olga Zalevsky
       -----------------------------

Name:  Olga Zalevsky
       -----------------------------

Title: Assistant Actuary
       -----------------------------

Date:  11/06/00
       -----------------------------

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 Market
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC

                                   PORTFOLIOS

Franklin Small Cap Growth Fund Class A Shares
Franklin Small Cap Growth Fund Class 1 Shares

                                   EXHIBIT B

             PROVISIONS RELATING TO AGENCY SERVICES (NSCC VERSION)

     A. You, or your agent or designee, agree, in connection with establishing an account or accounts for Benefit Plans, to complete an Account Application for each registration, if requested by Franklin Templeton.

     B. You represent that you or your agent or designee are members of the National Securities Clearing Corporation ("NSCC") and you agree that the terms and conditions of NSCC membership shall be incorporated herein and the parties hereto shall act according to their duties as NSCC members and the procedures established by the NSCC, specifically with respect to the transmission and acceptance of electronic instructions for the purchase and redemption of Fund shares through the NSCC's Defined Contribution Clearance and Settlement ("DCC&S") System.

     C. We will furnish or cause to be furnished to you, for each Fund (1) confirmed net asset value information as of the close of trading (currently 4:00 p.m. Eastern time, 1:00 p.m. Pacific time) on the New York Stock Exchange (the "Close of Trading") on each business day that the New York Stock Exchange is open for business (each a "Business Day") or at such other time as the net asset value of a Fund is calculated, as disclosed in the relevant then current prospectus(es), in a format which includes the Fund's name and the change from the last calculated net asset value, (2) dividend and capital gains information as it arises, and (3) in the case of fixed income funds, the daily accrual or the distribution rate factor. We shall use our best efforts to provide such information to you via the NSCC's Networking or Mutual Fund Profile system by 6:30 p.m. Eastern time, 3:30 p.m. Pacific time.

     D.    You, as agent for the Franklin Templeton Funds shall for each Fund
Account: (1) receive from the Benefit Plans for acceptance before the Close of Trading on each Business Day: (a) orders for the purchase of shares of any Fund,
(b) exchange orders, and (c) redemption requests and redemption directions with respect to shares of any Fund held by the Benefit Plans ("Instructions"); (2) transmit to the NSCC net purchase and/or net redemption Instructions to be received by us no later than 6:00 a.m. Eastern time, 3:00 a.m. Pacific time on the next Business Day; and (3) upon acceptance of any such Instructions, communicate such acceptance to the applicable Benefit Plans (a "Confirmation"). All Instructions shall include the fund/broker account number assigned to your account(s). The Business Day on which such Instructions are received in proper form by you and time stamped by the Close of Trading will be the date as of which Fund shares shall be deemed purchased, exchanged, or redeemed, provided such Instructions are transmitted to us within the time set forth above. Instructions received in proper form by you and time stamped after the Close of Trading on any given Business Day shall be treated as if received on the next Business Day. You warrant that all orders, Instructions and Confirmations received by you which will be transmitted to us for processing on a Business Day will have been received and time stamped prior to the Close of Trading on that Business Day. Instructions received after the 6 a.m. time set forth above shall be processed on the next Business Day. If specifically agreed to by us in writing, you may have the option of communicating Instructions to us by means other than DCC&S but such option will only be applicable to such Fund Accounts and for such periods as is specifically agreed to in advance.

     E. In the event that NSCC systems are not functioning on a given Business Day, you shall transmit Instructions to us via facsimile within one hour of the time set forth above. However, this paragraph E will not be applicable to Instructions which have already been entered into DCC&S but not received by us. You must call the existence of any such Instructions to our attention and we will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner.

     F. Net purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures. In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase Instructions, you shall wire payment, or arrange for payment to be wired by your designated bank, in immediately available funds, to a Fund custodial account or accounts designated by us; and (2) for net redemption Instructions, we shall wire payment, or arrange for payment to be wired, in immediately available funds, to an account designated by you in the Application described in paragraph A above. Such wires must be received no later than the close of the Federal Bank on the Business Day such Instructions are received by us in accordance with Paragraph D above.

     G. Nothing herein shall prevent a Fund from delaying or suspending the right of redemption in accordance with the provisions of the Investment Company Act of 1940, as amended, and the rules thereunder.

     H. You shall be solely responsible for the accuracy of any Instruction transmitted to us via NSCC systems or otherwise and the transmission of such Instruction shall constitute your representation to us that the Instruction is accurate, complete and duly authorized by the Benefit Plan participant whose Fund shares are the subject of the Instruction. You shall assume responsibility for any loss to us or to a Fund caused by a cancellation or correction made subsequent to the date as of which an order or Instruction has been placed, and you will immediately pay such loss to us or such Fund upon notification. You agree to indemnify and hold us harmless with respect to any such losses including losses resulting from Instructions involving investments in incorrect Funds. In the event of a material error (in accordance with SEC guidelines) in the computation of a Fund(s)' net asset value per share ("NAV") or any dividend or capital gain distribution (each a "Pricing Error"), we shall notify you as soon as possible after discovery of the Pricing Error. We agree to correct and make all accounts whole for any pricing error and to notify you regarding such pricing error with the incorrect information as well as the correct information. We shall indemnify and hold you harmless from the effective date of this Agreement against any amount you are required to pay to Benefit Plans due to (1) the Fund's incorrect calculation of the daily net asset value, dividend rate, or capital gains distribution rate; or, (2) incorrect reporting of the daily net asset value, dividend rate, or capital gain distribution rate. Any gain to you, or the Benefit Plans, attributable to the incorrect calculation or reporting of the daily net asset value shall be immediately returned to the Fund. You agree to make a reasonable effort to recover from the Benefit Plans or Benefit Plan participants any material gain (in accordance with SEC guidelines) to you or the Benefit Plans as a result of the foregoing, but you are not required to take any legal action against such Benefit Plans. In no event, however, shall you be liable to the Fund for any such amounts, provided the overpayment was not caused by you or the Benefit Plans. You will submit an invoice to us for any material losses incurred by you or the Benefit Plans as a result of the foregoing, which shall be payable by us within sixty (60) days of receipt.

     I. Each party shall notify the other of any errors or omissions in any information including the net asset value and distribution information set forth above, and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. You agree to maintain reasonable Errors and Omissions insurance coverage commensurate with your responsibilities under this Agreement.

                         SECOND AMENDMENT TO SCHEDULE A

                                     OF THE

                          FUND PARTICIPATION AGREEMENT

                                     BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY,

                      FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                                       AND

                            FRANKLIN STRATEGIC SERIES

     WHEREAS, HARTFORD LIFE INSURANCE COMPANY, (the "Company"), FRANKLIN TEMPLETON DISTRIBUTORS, INC., (the "Underwriter"), and FRANKLIN STRATEGIC SERIES, (the "Fund") heretofore entered into a Fund Participation Agreement dated October 1, 1998, as amended (the "Agreement") on its own behalf and on behalf of each separate account of the Company set forth in Schedule A hereto, (each such separate account hereinafter referred to as a "Separate Account"); and

     WHEREAS, beneficial interests in the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and

     WHEREAS, the Company issues certain group variable annuity contracts and group funding agreements (the "Contracts") in connection with retirement plans intended to meet the qualification requirements of Sections 401, 403(b) or 457 of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Portfolios set forth in Schedule A on behalf of each corresponding Separate Account set forth on such Schedule A to fund the Contracts and the Underwriter is authorized to sell such shares to unit investment trusts such as the Separate Accounts at net asset value.

     NOW THEREFORE, in consideration of their mutual promises, the Company, Underwriter and Fund hereby amend the Agreement by:

     - Amending and restating Schedule A of the Agreement to include Separate Account 403 and the following additional Portfolios: Franklin Balance Sheet Investment Fund, Franklin Short-Intermediate U.S. Government Securities Fund, and Franklin Equity Income Fund

     - Any of the Separate Accounts described on Schedule A, as amended, may invest in any of the Portfolios listed on Schedule A, as amended.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative as of the 12th day of July, 2001.

                                       FRANKLIN TEMPLETON DISTRIBUTORS, INC.

                                       By:    /s/ Gregory E. Johnson
                                              --------------------------------

                                       Name:  Gregory E. Johnson
                                              --------------------------------

                                       Title: Chairman of the Board
                                              --------------------------------


                                       FRANKLIN STRATEGIC SERIES

                                       By:    /s/ David P. Goss
                                              --------------------------------

                                       Name:  David P. Goss
                                              --------------------------------

                                       Title: Vice President
                                              --------------------------------


Accepted and agreed to:

HARTFORD LIFE INSURANCE COMPANY

By:    /s/ David Levenson
       ------------------------------

Name:  David Levenson
       ------------------------------

Title: Senior Vice President
       ------------------------------

Date:  7-12-01
       ------------------------------

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, UFC, 403

                                   PORTFOLIOS

Franklin Small Cap Growth Fund I Class A Shares
Franklin Small Cap Growth Fund II Class A Shares
Franklin Balance Sheet Investment Fund Class A Shares
Franklin Short-Term Intermediate U.S. Government Securities Fund Class A Shares Franklin Equity Income Fund Class A Shares

                                THIRD AMENDMENT
                                       TO
                          FUND PARTICIPATION AGREEMENT
                                 BY AND BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY,
                           FRANKLIN DISTRIBUTORS, INC.
                                       AND
                            FRANKLIN STRATEGIC SERIES

HARTFORD LIFE INSURANCE COMPANY, (hereinafter the "Company"), FRANKLIN/TEMPLETON DISTRIBUTORS, INC. (hereinafter the "Underwriter") and FRANKLIN STRATEGIC SERIES (hereinafter the "Fund") hereby enter into this Amendment as of the 1st day of January, 2002.

WHEREAS, Company, Underwriter and Fund previously entered into a Fund Participation Agreement ("Agreement") dated October 1, 1998, as amended on September 20, 2000 and July 12, 2001.

NOW THEREFORE, the parties wish to further amend the Agreement as follows:

- Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives.

                      FRANKLIN/TEMPLETON DISTRIBUTORS, INC.


                      By: /s/ Gregory E. Johnson
                          -----------------------------------------
                          Gregory E. Johnson, Chairman of the Board

                      FRANKLIN STRATEGIC SERIES


                      By: /s/ David P. Goss
                          ------------------------------------------
                          David P. Goss, Vice President and Assistant Secretary

Accepted and agreed to:


HARTFORD LIFE INSURANCE COMPANY

By:    /s/ David Levenson
       ------------------------------------

Name:  David Levenson
       ------------------------------------

Title: Senior Vice President
       ------------------------------------

Date:  5-15-02
       ------------------------------------

                                   SCHEDULE A

                                SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                                   PORTFOLIOS

Franklin Balance Sheet Investment Fund- Class A and R
Franklin Templeton Conservative Target Fund- Class A and R
Franklin Templeton Growth Target Fund - Class A and R
Franklin Templeton Moderate Target Fund - Class A and R
Franklin Small Cap Growth II Fund - Class A
Franklin Small Mid-Cap Growth Fund - Class A and R
Franklin Equity Income Fund - Class A
Franklin Short-Intermediate U.S. Government Securities Fund - Class A

                                FOURTH AMENDMENT
                                       TO
                          FUND PARTICIPATION AGREEMENT
                                 BY AND BETWEEN
                        HARTFORD LIFE INSURANCE COMPANY,
                           FRANKLIN DISTRIBUTORS, INC.
                                       AND
                            FRANKLIN STRATEGIC SERIES

Hartford Life Insurance Company ("Company"), Franklin Distributors, Inc. ("Underwriter") and Franklin Strategic Series ("Fund) hereby enter into this Amendment as of the 26th day of June, 2003.

WHEREAS, Company, Underwriter and Fund previously entered into a Fund Participation Agreement ("Agreement") dated October 1, 1998, as amended on September 20, 2000, July 12, 2001, and January 1, 2002.

WHEREAS, the parties wish to further amend the Agreement as follows:

1. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives.


FRANKLIN DISTRIBUTORS, INC.               HARTFORD LIFE INSURANCE COMPANY


By: /s/ Gregory E. Johnson                By: /s/ Eric Wietsma
    ---------------------------------         ----------------------------------
Name: Gregory E. Johnson                  Name: Eric Wietsma
      -------------------------------           --------------------------------
Title: Chairman of the Board              Title: Vice President
       ------------------------------            -------------------------------


FRANKLIN STRATEGIC SERIES


By: /s/ David P. Goss
    -----------------------------------------
Name: David P. Goss
      ---------------------------------------
Title: Vice President and Assistant Secretary
       --------------------------------------

                                   SCHEDULE A

                                SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                                   PORTFOLIOS

Franklin Balance Sheet Investment Fund- Class A and R
Franklin Templeton Conservative Target Fund- Class A and R
Franklin Templeton Growth Target Fund - Class A and R
Franklin Templeton Moderate Target Fund - Class A and R
Franklin Small Cap Growth II Fund - Class A
Franklin Small Mid-Cap Growth Fund - Class A and R
Franklin Equity Income Fund - Class A
Franklin Short-Intermediate U.S. Government Securities Fund - Class A Franklin Strategic Mortgage Portfolio

                               FIFTH AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

                                 BY AND BETWEEN

                          FRANKLIN DISTRIBUTORS, INC.,
                           FRANKLIN STRATEGIC SERIES,

                                       AND

                         HARTFORD LIFE INSURANCE COMPANY

HARTFORD LIFE INSURANCE COMPANY (the "COMPANY"), FRANKLIN TEMPLETON DISTRIBUTORS, INC.(the "UNDERWRITER") and FRANKLIN STRATEGIC SERIES, (the "FUND") hereby enter into this Amendment as of the 1st day of October, 2004.

WHEREAS, the Company, the Fund and the Underwriter previously entered into a Fund Participation Agreement (the "Agreement") dated October 1, 1998, as amended on September 20, 2000, July 12, 2001, January 1, 2002, and June 26, 2003.

WHEREAS, the parties wish to amend the Agreement to allow for the addition of certain Funds.

WHEREAS, defined terms in the Agreement shall have the same meaning in this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Schedule A shall be replaced by the attached Schedule A.

2. This Amendment may be executed in counterparts, each of which shall be an original and both of which shall constitute one instrument.

IN WITNESS HEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives.

FRANKLIN TEMPLETON DISTRIBUTORS, INC.  FRANKLIN STRATEGIC SERIES

By:    /s/ Norman R. Frisbie, Jr.      By:    /s/ David P. Goss
       -----------------------------          ---------------------------------

Name:  Norman R. Frisbie, Jr.          Name:  David P. Goss

Title: Senior Vice President           Title: Vice President & Ass't Secretary

Date:  10/11/04                        Date:  10/1/04
       -----------------------------          ---------------------------------


HARTFORD LIFE INSURANCE COMPANY

By:    /s/ James Davey
       -----------------------------

Name:  James Davey
       -----------------------------

Title: Vice President
       -----------------------------

Date:  10-28-04
       -----------------------------

                                   SCHEDULE A

                               SEPARATE ACCOUNTS

Each Separate Account established by resolution of the Board of Directors of the Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 MARKET
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4

403 AND 457 MARKETS
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Eleven

                                   PORTFOLIOS

Franklin Balance Sheet Investment Fund - Class A and R
Franklin Templeton Conservative Target Fund - Class A and R
Franklin Templeton Growth Target Fund - Class A and R
Franklin Templeton Moderate Target Fund - Class A and R
Franklin Capital Growth Fund - Class R
Franklin Growth Fund - Class R
Franklin Income Fund - Class A and R
Franklin Small Cap Growth II Fund - Class A
Franklin Small Cap Value Fund - Class A
Franklin Equity Income Fund - Class A
Franklin Limited Maturity U.S. Government Securities Fund *- Class A Franklin Strategic Mortgage Portfolio
Franklin Total Return Fund - Class R
Franklin U.S. Government Securities Fund - Class A
Franklin Utilities Fund - Class A

Templeton Foreign Fund - Class A

----------
* Franklin Limited Maturity U.S. Government Securities Fund was formerly knows as Franklin Short-Intermediate U.S. Government Securities Fund.